UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2017

Commission File No. 333-141875

IGEN Networks Corp.
(Exact name of registrant as specified in its charter)

Nevada	20-5879021
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1025 – 1185 West Georgia Street, Vancouver, BC, Canada, V6E 4E6
(Address of principal executive offices) (Zip Code)

1-888-244-3650 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)          Resignation of Independent Accountant.

On March 3, 2017, A Chan and Company LLP resigned as the Registrant’s independent registered public accounting firm at the request of the Company.  The Company’s Board of Directors subsequently ratified and approved the resignation of A Chan and Company LLP as its independent registered public accounting firm.

The reports of A Chan and Company LLP on the Company’s financial statements as of and for the years ended December 31, 2014 and 2015 contained no adverse opinion or disclaimer of opinion, and  were not qualified or modified as to uncertainty, audit scope, or accounting  principles except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and through to March 3, 2017, the Company has not had any disagreements with A Chan and Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

 (b)         Engagement of Independent Accountant.

Effective March 3, 2017, the Registrant’s Board of Directors appointed Saturna Group Chartered Professional Accountants LLP (“Saturna Group”) as our new independent registered public accounting firm.

During the Company’s two most recent fiscal years and through to March 3, 2017, the Company did not consult with Saturna Group regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by Saturna Group on the Company’s financial statements.  Further, Saturna Group did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting or any matter being the subject of disagreement or “reportable event” or any other matter as defined in Regulation S-K, Item 304 (a)(1)(iv) or (a)(1)(v).

(c)           Exhibits

16.1        Letter from A Chan and Company LLP to the Securities and Exchange Commission, dated March 3, 2017.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

16.1	Letter from A Chan and Company LLP to the Securities and Exchange Commission, dated March 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Igen Networks Corp

Date: March 3, 2017	By:	/s/ Neil Chan
Neil Chan
Director, CEO